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                                                                      Exhibit 23

                        Consent of Independent Auditors


We consent to the incorporation by reference in this Registration Statement (Form S-3) pertaining to the CNB Financial Corporation Dividend Reinvestment and Stock Purchase Plan of our report dated February 8, 2001 with respect to the consolidated financial statements of CNB Financial Corporation incorporated by reference in its 2000 Annual Report (Form 10-K), filed with the Securities and Exchange Commission. We also consent to the reference to us under "EXPERTS" in the Prospectus included in the Registration Statement.




                                            /s/ Crowe, Chizek and Company LLP
                                            CROWE, CHIZEK AND COMPANY LLP

Cleveland, Ohio
August 28, 2001